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     STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com
                                                          Exhibit 3b


                                 April 25, 2000


Board of Directors
GE Life and Annuity Assurance
 Company
6610 West Broad Street
Richmond, VA 23230

     Re    GE Life & Annuity Separate Account II
           ------------------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account II for certain variable life insurance contracts (File No. 333-32071). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By:
                                           ----------------------------
                                            Stephen E. Roth